CUSIP No. 81424D109                                          Page 16 of 32 Pages


                                                                       EXHIBIT 2

                                 John Wm. Palmer
                                 PL Capital, LLC
                                2015 Spring Road
                                    Suite 290
                               Oak Brook, IL 60523
                             ----------------------

                                  May 19, 2000

CERTIFIED MAIL RETURN RECEIPT REQUESTED AND OVERNIGHT DELIVERY
--------------------------------------------------------------

Mr. John P. Hyland
President and CEO
Security Financial Bancorp, Inc.
9321 Wicker Avenue
St. John, IN 46373

     Re:  Notice of Intent to Nominate Two Directors
          ------------------------------------------

Dear Mr. Hyland:

          This letter constitutes a notice of intent by John Palmer to nominate two persons for election as directors of Security Financial Bancorp, Inc. (the "Corporation") at the 2000 Annual Meeting of Stockholders of the Corporation. This notice is being provided to you pursuant to Article II, Section 6(c) of the Corporation's By-Laws. Mr. Palmer beneficially owns 177,000 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), as set forth in a Schedule 13D, as amended, filed by PL Capital, LLC ("PL Capital"), and certain other persons regarding ownership of the Common Stock (the "13D").

          Mr. Palmer  hereby  notifies the  Corporation  pursuant to Article II,
Section 6(c) of the Corporation's By-Laws that he intends to nominate himself and Richard J. Lashley for election to the Board of Directors of the Corporation at the 2000 Annual Meeting of Stockholders of the Corporation. As required by
Section 6(c), also enclosed is the written consent of each proposed nominee to be named in Mr. Palmer's proxy statement and to serve as a director of the Corporation if elected.

          Set forth below is certain  information,  including  that  required by
Section 6(c) of the Corporation's By-Laws. The information set forth below responds fully to all of the requirements of Section 6(c). In certain instances in which a disclosure item is not applicable or no disclosure is required to be made pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, no response has been provided below.

CUSIP No. 81424D109                                          Page 17 of 32 Pages


(i)  As to each proposed nominee:

A.   Name, Age, Business Address and Residence Address

Name                  Age      Business Address             Residence Address
----                  ---      ----------------             -----------------

Richard Lashley       41       PL Capital                   2 Trinity Place
                               2015 Spring Road             Warren, NJ 07059
                               Suite 290
                               Oak Brook, IL 60523
John Palmer           39       PL Capital                   4216 Richwood Court
                               2015 Spring Road             Naperville, IL 60564
                               Suite 290
                               Oak Brook, IL 60523


B.   Principal Occupation or Employment

Richard Lashley:       Investment management, primarily as Managing Member of PL
                       Capital, LLC.

John Palmer:           Investment management, primarily as Managing Member of PL
                       Capital, LLC.


C.   Shares Owned Either Beneficially or Of Record

Name of Nominee                  Class                         Amount
---------------                  -----                         ------

Richard Lashley                  Common                        177,900
John Palmer                      Common                        177,000


D.   Interest of Certain Persons in Matters to be Acted Upon

CUSIP No. 81424D109                                          Page 18 of 32 Pages


          Except as otherwise set forth herein, neither Mr. Lashley nor Mr. Palmer is or was, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. PL Capital, which is the general partner of Financial Edge Fund, L.P. (the "Fund") Financial Edge Strategic Fund, L.P. ("Financial Edge Strategic"), and of which Mr. Lashley and Mr. Palmer are each a Managing Member, is entitled to receive an allocation of profits with respect to the shares owned by the Fund and Financial Edge Strategic.

          Except as otherwise set forth herein, neither Mr. Lashley nor Mr. Palmer, nor any of their associates, has any arrangement or understanding with any person with respect to any future employment with the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.


E. Other information relating to such person that is required to be disclosed in a solicitation of proxies for the election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Directorships of Other Publicly Owned Companies
-----------------------------------------------

          Mr. Lashley is currently a director of Haven Bancorp, Inc., a Delaware corporation based in Westbury, New York. Neither Mr. Lashley nor Mr. Palmer is presently serving as a director of any other corporation, partnership or other entity that has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or subject to the requirements of 15(d) of the such Act or any company registered as an investment company under the Investment Company Act of 1940.

Material Proceedings Adverse to the Corporation
-----------------------------------------------

          To Mr. Palmer's best knowledge, there are no material proceedings to which either Mr. Lashley or Mr. Palmer, or any associate of either of them, is a party adverse to the Corporation or any of its subsidiaries, and neither of them nor any associate of either of them has a material interest adverse to the Corporation or any of its subsidiaries.

Positions or Offices with the Corporation
-----------------------------------------

Richard Lashley ..... None
John Palmer ..... None

Transactions In Stock of the Corporation
----------------------------------------

          The following transactions are the only transactions during the past two years with regard to the Common Stock made by Mr. Lashley, Mr. Palmer or other entities

CUSIP No. 81424D109                                          Page 19 of 32 Pages


constituting a "group" as defined for purposes of Schedule 13D. All transactions are purchases unless otherwise identified.

Transactions by Mr. Palmer:
----------------------------------------------------------
           Date                    Number of Shares
----------------------------------------------------------
          5/15/00                          100
----------------------------------------------------------

Transactions by the Fund:
----------------------------------------------------------
           Date                    Number of Shares
----------------------------------------------------------
          2/11/00                        5,000
----------------------------------------------------------
          2/14/00                       20,000
----------------------------------------------------------
          2/16/00                        5,000
----------------------------------------------------------
          2/17/00                        2,900
----------------------------------------------------------
          2/18/00                       10,000
----------------------------------------------------------
          2/25/00                       50,000
----------------------------------------------------------
          3/2/00                         7,000
----------------------------------------------------------
          3/6/00                        13,000
----------------------------------------------------------
          3/7/00                        37,000
----------------------------------------------------------
          3/8/00                         2,000
----------------------------------------------------------
          3/10/00                        5,000
----------------------------------------------------------
          4/25/00                       10,000
----------------------------------------------------------

Transactions by Financial Edge Strategic:
----------------------------------------------------------
           Date                    Number of Shares
----------------------------------------------------------
          3/2/00                        10,000
----------------------------------------------------------


Transactions by Beth Lashley:
----------------------------------------------------------
           Date                    Number of Shares
----------------------------------------------------------
          5/15/00                        1,000
----------------------------------------------------------

          The funds expended to date in the foregoing transactions were provided in part by margin account loans from subsidiaries of The Bear Stearns Companies, Inc. ("Bear Stearns") or from subsidiaries of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), extended in the ordinary course of business. All purchases of Common Stock made using funds borrowed from Bear Stearns or DLJ were made in margin transactions on Bear Stearns' and DLJ's usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities. Such loans generally bear interest at a rate based upon the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

Arrangements or Understandings with Other Persons
-------------------------------------------------

          The Fund has agreed to reimburse Mr. Lashley and Mr. Palmer for any expenses that either one of them incurs in connection with the Fund's intended solicitation of proxies for use at the 2000 Annual Meeting of Stockholders of the Corporation, but has no

CUSIP No. 81424D109                                          Page 20 of 32 Pages


other arrangements or understandings with either such proposed nominee. Neither Mr. Lashley nor Mr. Palmer has any arrangement or understanding with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Corporation.

Absence of any Family Relationships
-----------------------------------

          Neither Mr. Lashley nor Mr. Palmer has any family relationship with any director or officer of the Corporation. There is no family relationship between Mr. Lashley and Mr. Palmer.

Absence of Involvement in Certain Legal Proceedings
---------------------------------------------------

          To the best knowledge of Mr. Palmer, and based on information provided by each nominee:

          a. Since January 1, 1995, no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Lashley or Mr. Palmer, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of Mr. Lashley or Mr. Palmer. In addition, since January 1, 1995 no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of, any partnership in which either of them is or was a general partner, or any corporation or business association of which either of them is or was an executive officer.

          b. Neither Mr. Lashley nor Mr. Palmer has been convicted in a criminal proceeding nor has either of them been named as the subject of any pending criminal proceeding (excluding traffic violations or similar misdemeanors).

          c. Since January 1, 1995, neither Mr. Lashley nor Mr. Palmer has been the subject of any court order, judgment or decree, not suspended, reversed or vacated, permanently or temporarily enjoining (or otherwise limiting)
     either of them from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

          d. Since January 1, 1995, neither Mr. Lashley nor Mr. Palmer has been the subject of any order, judgment or decree not subsequently reversed, suspended or

CUSIP No. 81424D109                                          Page 21 of 32 Pages


     vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days their right to be engaged in any activity described in clause c. above, or to be associated with persons engaged in any such activity.

          e. Since January 1, 1995, neither Mr. Lashley nor Mr. Palmer has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") to have violated any federal or state securities law, or by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, wherein the judgment in such civil action or finding by the SEC or the CFTC has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions
-------------------------------

          To the best knowledge of Mr. Palmer, and based on information provided by each nominee:

          a. Since January 1, 1999, neither Mr. Lashley nor Mr. Palmer nor any member of the immediate family of either has had any material interest in any transaction or any series of similar transactions to which the Corporation or any of its subsidiaries was a party, and neither Mr. Lashley nor Mr. Palmer nor any member of the immediate family of either has any material interest in any currently proposed transaction, or series of similar transactions to which the Corporation or any of its subsidiaries is a party.

          b. Since January 1, 1999, neither Mr. Lashley nor Mr. Palmer has had any relationship of the nature described in Item 404(b) of Regulation S-K, promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Specifically, since January 1, 1997, neither Mr. Lashley nor Mr. Palmer has been an officer, director, partner or employee of, or has either one of them owned (directly or indirectly) more than 10% of the equity interest in, any of the following types of organizations:

               i. Any organization that has made or proposes to make payments to the Corporation or any of its subsidiaries for property or services;

               ii. Any organization to which the Corporation or any of its subsidiaries was indebted;

               iii. Any organization to which the Corporation or any of its subsidiaries has made or proposes to make payments for property or services; or

               iv. Any organization that provided legal services or investment banking services to the Corporation or any of its subsidiaries.

          c. Since January 1, 1999, neither Mr. Lashley nor Mr. Palmer, nor any member of their respective immediate families or any firm, corporation or organization of which either of them is an executive officer or director or the beneficial owner of 10% or more of any class of equity securities, nor any trust or other estate in which

CUSIP No. 81424D109                                          Page 22 of 32 Pages


     either of them has a substantial beneficial interest or as to which either of them serves as a trustee or in a similar capacity, was indebted to the Corporation or any of its subsidiaries in excess of $60,000 at any time.

Section 16 Compliance
---------------------

          Neither Mr.  Lashley nor Mr.  Palmer is required to file reports under
Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Corporation.


(ii) As to Mr. Palmer:

     A.   Name and Record Address

          Mr. John Palmer
          PL Capital, LLC
          2015 Spring Road, Suite 290
          Oak Brook, IL 60523

          No other stockholder other than joint filers of the 13D is known to Mr. Palmer to be supporting Mr. Palmer or Mr. Lashley as a nominee.

     B.   Beneficial Ownership

          Mr. Palmer is the beneficial owner of 177,000 shares of Common Stock, par value $0.01 per share, of the Corporation.

CUSIP No. 81424D109                                          Page 23 of 32 Pages



                                         Very truly yours,

                                         /s/ John Palmer
                                         John Palmer

CUSIP No. 81424D109                                          Page 24 of 32 Pages



                           CONSENT OF PROPOSED NOMINEE

     I, Richard Lashley, hereby consent to be named in the proxy statement of John Palmer to be used in connection with his solicitation of proxies from the shareholders of Security Financial Bancorp, Inc. for use in voting at the 2000 Annual Meeting of Stockholders of Security Financial Bancorp, Inc., and I hereby consent and agree to serve a director of Security Financial Bancorp, Inc. if elected at such Annual Meeting.


                                         /s/ Richard Lashley
                                         Richard Lashley

Dated:  May 19, 2000

CUSIP No. 81424D109                                          Page 25 of 32 Pages



                           CONSENT OF PROPOSED NOMINEE


     I, John Palmer, hereby consent to be named in the proxy statement of John Palmer to be used in connection with his solicitation of proxies from the shareholders of Security Financial Bancorp, Inc. for use in voting at the 2000 Annual Meeting of Stockholders of Security Financial Bancorp, Inc., and I hereby consent and agree to serve a director of Security Financial Bancorp, Inc. if elected at such Annual Meeting.


                                         /s/ John Palmer
                                         John Palmer

Dated:  May 19, 2000